                                                                    EXHIBIT 10.1

                                LEASE AGREEMENT


IRE No.:              334090

LANDLORD:             THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

TENANT:               DS DISTRIBUTION, INC.

Date:                 August 30, 1999

Property:             407 Heron Drive
                      Building A, The Gateway Buildings
                      Pureland Industrial Complex
                      Logan Township, Gloucester County
                      Bridgeport, New Jersey 08014

                    TABLE OF CONTENTS


 1.  Basic Lease Provisions.......................   1
 2.  Premises.....................................   3
 3.  Term and Commencement of Lease...............   3
 4.  Rent Payments................................   5
 5.  Repairs and Maintenance......................  11
 6.  Utilities....................................  15
 7.  Signs........................................  15
 8.  Usage........................................  15
 9.  Compliance with Laws, Rules and Regulations..  16
10.  [Intentionally Omitted]......................  16
11.  Indemnification, Waiver and Release..........  16
12.  Insurance....................................  16
13.  Waiver of Subrogation........................  18
14.  Tenant Improvements..........................  18
15.  Alteration and Improvements..................  23
16.  Mechanics Liens..............................  23
17.  Condemnation.................................  23
18.  Hazardous Substances.........................  24
19.  Fire and Casualty............................  30
20.  Hold Harmless................................  31
21.  Quiet Enjoyment..............................  32

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22.  Landlord's Right of Entry....................  32
23.  Assignment or Sublease.......................  32
24.  Landlord's Lien..............................  33
25.  Uniform Commercial Code......................  34
26.  Default by Tenant............................  34
27.  Remedies for Tenant's Default................  34
28.  Waiver of Default or Remedy..................  35
29.  Acts of God; Force Majeure...................  35
30.  Attorney's Fees..............................  35
31.  Holding Over.................................  36
32.  Rights of First Mortgage.....................  36
33.  Estoppel Certificates........................  36
34.  Successors...................................  36
35.  Guaranty of Lease............................  37
36.  Definitions..................................  37
37.  Construction of Language.....................  37
38.  Notice.......................................  37
39.  Agreement and Limitation of Warranties.......  38
40.  Brokerage Commission.........................  38
41.  Waiver by Jury Trial.........................  39
42.  Choice of Law................................  39
43.  Forum Selection Clause.......................  39
44.  Authority....................................  39

45.  Right of First Offer.......................... 40
46.  Antenna, Auxiliary Power Supply and Parking
     Spaces........................................ 42
47.  [RESERVED].................................... 43


Exhibits
--------

Exhibit A--Floor Plan(s)
Exhibit B--Rules and Regulations
Exhibit C--Insurance Questionnaire
Exhibit D--Guaranty of Lease
Exhibit E--Tenant Acceptance of Premises
Exhibit F--License Agreement

Schedules
---------

Schedule 9--Title Documents
Schedule 14.1--Shell Work

                                LEASE AGREEMENT

     THIS LEASE is made as of the 30/th/ day of August, 1999, by and between THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation (hereinafter referred to as "Landlord"), and DS DISTRIBUTION, INC., a Delaware corporation (hereinafter referred to as "Tenant").

     In consideration of the mutual covenants contained in this Lease and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, Landlord and Tenant agree as follows:

     1.  Basic Lease Provisions.  As used in this Lease, the terms set forth
         ----------------------
below shall have the corresponding meanings set forth below.


1.1  Premises                                 The Building set forth on the Floor
                                              Plan attached hereto as Exhibit "A"
                                              and made a part hereof constituting
                                              270,378 rentable square feet,
                                              including a mezzanine area with an
                                              additional 5,800 square feet, together
                                              with the Lot and all easements
                                              appurtenant to such Lot.

1.2  Lot                                      The parcel of ground known as Block
                                              44, Lot 7.07, consisting of
                                              approximately 819,208 square feet
                                              located at the intersection of Heron
                                              Drive and Center Square Road in the
                                              Pureland Industrial Complex with
                                              approximately 626 feet of frontage
                                              along Heron Drive and 400 feet of
                                              frontage along Center Square Road.

1.3  Project                                  The three parcels of land located on
                                              Heron Drive in the Pureland Industrial
                                              Complex and owned by Landlord,
                                              together with the three buildings
                                              erected on such parcels, and which
                                              together contain approximately 496,145
                                              square feet of rentable space.

1.4  Building                                 The building located on the Lot at the
                                              Building Address.

1.5  Building Address                         407 Heron Drive Building A, The
                                              Gateway Building Pureland Industrial
                                              Complex Logan Township, Gloucester
                                              County Bridgeport, New Jersey 08014

1.6  Term                                     Sixty (60) months, with two (2)
                                              options to renew for an additional
                                              period of five (5) years each, subject
                                              to Section 45.1 of the Lease.

1.7  Lease Commencement Date                  Date of signing of Lease

1.8  Rent Commencement Date                   As set forth in Section 3 of Lease
                                              Tenant Improvements

1.9  Base Rent                                $1,226,623.90 per year (representing
                                              $4.54 PSF)

1.10  Security Deposit                        $102,218.66

1.11  Tenant's Address                        13920 SE Eastgate Way
                                              Suite 300
                                              Bellevue, Washington 98005

1.12  Landlord's Address                      720 E. Wisconsin Avenue
                                              Milwaukee, Wisconsin 53202

1.13  Manager                                 Lanard & Axilbund
                                              399 Market Street
                                              Philadelphia, PA 19106

1.14  Landlord's Broker                       GMH Realty, Inc.
                                              510 Pedricktown Road
                                              Bridgeport, New Jersey 08014

1.15  Tenant's Broker                         Staubach Company of Pennsylvania 225
                                              City Line Avenue, Suite 103
                                              Bala Cynwyd, Pennsylvania 19004

1.16  Tenant's Proportionate Share            With respect to a particular expense
                                              or amount attributable solely to the
                                              Premises for which Tenant is
                                              responsible, 100% of such expense or
                                              amount, or with respect to a
                                              particular expense or amount
                                              attributable to the Project, the
                                              percentage of all rentable space
                                              receiving benefit of the expense which
                                              is represented by the Premises

     2. Premises. Landlord hereby leases to Tenant and Tenant hereby rents from Landlord the Premises.

     3. Term and Commencement of Lease. This Lease shall be effective on the Lease Commencement Date. The Term of the Lease shall begin upon the Rent Commencement Date as defined herein. The "Rent Commencement Date" shall be that date which is the earlier of (1) January 1, 2000, or (2) the date of issuance of a temporary certificate of occupancy for the Premises. Notwithstanding the foregoing, in the event that the Premises is divided into Warehouse, Pharmacy and Office Phases as described in Section 14(D) below, with respect to the Pharmacy and Office Phases, the Rent Commencement Date for each such Phase shall be deemed to have occurred upon issuance of a temporary certificate of occupancy for such Phase (whether or not such certificate of occupancy is issued before or after January 1, 2000), provided that in all events the Rent Commencement Date shall be deemed to have occurred with respect to the Warehouse Phase by January 1, 2000. The Term shall expire on that date which is the 5th anniversary of the first date on which the entire Premises (and no lesser portion thereof) is covered by a certificate or certificates of occupancy permitting use and occupancy by Tenant as described in Section 14. All rental charges hereunder shall commence on the Rent Commencement Date.

     3.1 Renewal of Term. Tenant shall have two (2) successive options to renew the Term of the Lease upon its expiration for an additional period of five (5) years each, subject to potential extension pursuant to Section 45.1 below (each a "Renewal Term," which if exercised shall be deemed part of the Term), and subject to the following provisions:

          (a) In order to exercise either option to renew the Lease, Tenant must give Landlord written notice of its election to renew not later than 365 days before the expiration of the then-current Term. All terms of the Lease shall remain in full force and effect for the Renewal Term, except that the Base Rent applicable during the period of renewal shall be at ninety-five percent (95%) of the then-prevailing market rate of rent and all other charges for comparable space, which market rate shall be calculated as the market rental rate for a new tenant not yet in occupancy which receives no allowances for improvements above a base building shell (e.g., as in the case of this Lease, including the Landlord's Work as defined herein, but not including the remainder of the Tenant Improvements as defined herein beyond the Landlord's Work), with such market rate to reflect such factors as the Tenant's use of the Premises, location of the Building, size of rental area, condition of the Premises, and the time the particular rate under consideration becomes effective. However, in no event shall the Base Rent for the Renewal Term be less than that in effect at the expiration of the immediately preceding Term of the Lease. If Tenant exercises either option in accordance with the foregoing, then Landlord shall notify Tenant in writing of the market rate of rent to apply during the applicable Renewal Term, as determined by real estate brokers or other professionals selected by Landlord. Landlord shall provide such statement within 15 days after receiving the notice of exercise of the applicable option.

          (b) If Tenant does not accept Landlord's determination of the market rate of rent contained in its notice to Tenant under subsection (A) above, then Tenant shall within 15 days after receiving Landlord's statement notify Landlord in writing that it elects to have such value determined by a panel of 3 licensed real estate brokers or appraisers, one of whom shall be selected by Landlord within 5 days after the end of such 15 day period, one of whom shall be selected by Tenant within 5 days after the end of such 15 day period, and the third of whom shall be selected by the first two within 10 days after the first two are selected. Each broker or appraiser, within 10 days after the third such party is so selected, shall submit a determination of such market rent, and the mean of the two closest determinations shall be binding on the parties for purposes of calculating rent during the applicable Renewal Term. Landlord and Tenant shall each pay the fee of the broker or appraiser selected by it and they shall share equally the payment of the fee of the third such party. If Tenant does not notify Landlord within 15 days after receiving the Landlord's statement of value of its election to have the market rate determined by the independent panel, the rate set forth in Landlord's notice given under subsection (A) above shall be binding on the parties.

          (c) Notwithstanding the appraisal procedure set forth above, Tenant shall have the right to cancel and rescind its exercise of the renewal option herein, provided that Tenant notifies Landlord in writing of such election on or before the date which is 270 days prior to the expiration of the then-current Term, and further provided that the Tenant pays all of the costs of the appraisers described in the immediately preceding paragraph (b) of this section.

          (d) If Tenant fails to give notice exercising either of the foregoing options by the date required herein, or if at the time Tenant exercises either such option or at commencement of the applicable Renewal Term there exists an uncured Event of Default hereunder past applicable notice and grace periods, then Tenant's right and option to renew shall be automatically terminated and of no further force or effect.


     4.  Rent Payments.

          4.1 Base Rent. During the Term of this Lease following the Rent Commencement Date, Tenant shall pay to Landlord the Base Rent, payable in equal monthly installments, in advance, on the first day of each and every calendar month during the Term, delivered to the Manager's Address or at any other address as designated from time to time. One monthly installment of Base Rent shall be payable by Tenant on the date of execution of this Lease for the first month's rent. If the Rent Commencement Date occurs on a day other than the first day of the calendar month, the rent for such partial month shall be prorated for each day at the rate of one-thirtieth (1/30) of the full monthly installment of rent. Tenant shall pay, as additional rent, all other sums due under this Lease.

          Notwithstanding the foregoing, in the event that the Premises is divided into Warehouse, Pharmacy and Office Phases as described in Section 14(D) below, and pursuant to Section 3 above the Rent Commencement Date shall have occurred with respect to any of such Phases without the others, then upon such partial Rent Commencement Date, the Tenant shall begin making payments of Base Rent and Additional Rent as provided above in amounts which are allocable, pro rata on a square foot basis, to the applicable Phase, provided that such rental obligations shall begin with respect to the Warehouse Phase by January 1, 2000 notwithstanding the fact that a certificate of occupancy may not have been issued for the Warehouse Phase by such date (except if such non-issuance is due to the Landlord's negligence or intentional misconduct as provided elsewhere herein).

     4.2 Security Deposit. On the date of execution of this Lease by Tenant, Tenant shall pay to Landlord the Security Deposit to be held for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of rent or a measure of Landlord's damage in case of default by Tenant. Upon the occurrence of any Event of Default by Tenant or breach by Tenant of Tenant's covenants under this Lease, Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrears of rent and/or any damage, injury, expense or liability caused to Landlord by the Event of Default or breach of covenant, with any remaining balance of the Security Deposit to be returned by Landlord to Tenant thirty (30) days after termination of this Lease.

     4.3 Additional Rent. In addition to the foregoing, Tenant shall pay as additional rent (the "Additional Rent") the following:

          (a) Impositions. During the Term of this Lease following the Rent Commencement Date, Tenant shall pay to Landlord an amount equal to one-hundred percent (100%) of the Impositions (as defined below) which are attributable solely to the Premises ("Tenant's Proportionate Share of Impositions"). For any year during the Term or any renewal thereof which is not a full calendar year, Impositions shall be prorated between Landlord and Tenant on a 365 day calendar year basis. The term "Impositions" shall mean all taxes, assessments, ad valorem real estate taxes, excises, personal property taxes, any kind (including without limitation fees "in-lieu" of any such tax or assessment) of fee service payments, levies, any tax imposed in substitution, partially or totally, of any tax previously included within the definition of Impositions, any additional tax the nature of which was previously included within the definition of Impositions, and any other charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever which shall or may during the Term of this Lease be assessed, levied, charged, confirmed or imposed upon or become payable out of or become a lien upon the Premises or Landlord's estate therein or any part thereof or the appurtenances thereto or the sidewalks or streets adjacent thereto.

          The term "Impositions" shall not include any of the following: (i) any special tax district taxes or similar taxes or assessments (other than those in the nature of ad valorem taxes or assessments or usage fees) which are extraordinary and which are imposed for the recovery of the costs of constructing infrastructure improvements or for the repayment of financing of such costs, (ii) any future taxes or assessments or charges under local improvement districts, community facilities districts or similar arrangements undertaken by or with the consent of Landlord for the purpose of financing improvements to or for the benefit of the Premises or other properties owned by the Landlord, (iii) any correction of or supplement to any tax or assessment applicable to any period prior to the Rent Commencement Date or the portion of any tax or assessment applicable to any period prior to the Rent Commencement Date, regardless of when imposed, (iv) any municipal, state or federal income taxes assessed against Landlord, or any municipal state or federal capital stock or levy, estate, succession, inheritance or transfer taxes payable by Landlord, or any franchise taxes, or (v) any tax or assessment similar to a capital stock or franchise tax imposed upon any non-corporate owner (the taxes enumerated in this sentence are collectively referred to as "Landlord's Taxes.). In addition, the term Impositions shall not include any taxes or other amounts imposed in connection with any tax parcel other than the tax parcel or parcels on which the Premises is located. If any assessment, whether general, special, ordinary or extraordinary, for which Tenant is liable under this Lease as an "Imposition" is assessed in whole or in part against the Premises which may be payable over a term of years, Landlord will exercise its right to make payment over such term of years, and only such portion of any such tax or assessment which falls due within each year of this Lease and is reasonably attributable to such year shall be used in the determination of Tenant's payment obligation hereunder. Landlord further agrees to pay any real property taxes sufficiently in advance to achieve any available discounts or other savings.

          Tenant shall also pay to Landlord during the Term of this Lease or any renewals thereof any rental, sales, and use taxes or other similar taxes (but not income taxes), if any, levied or imposed by any city, state, county or other governmental body having authority in the amount levied by such governmental body with respect to the Base Rent and/or Additional Rent due hereunder (collectively, "Additional Impositions").

          Additional Impositions and Tenant's Proportionate Share of Impositions shall be paid by Tenant in equal monthly installments in an amount equal to one-twelfth (l/12th) of the amount of Additional Impositions and Tenant's Proportionate Share of Impositions as reasonably estimated by Landlord from time to time in written notice to Tenant given at least 30 days prior to the date on which such amounts are to become effective. Within a reasonable amount of time after the actual amount of Additional Impositions and Impositions can be determined for each year, Landlord shall deliver to Tenant a written statement, which shall be conclusive between the parties hereto, setting forth Landlord's calculation of the Additional Impositions and Impositions and Tenant's Proportionate Share of Impositions for such year. If the aggregate amount of estimated monthly payments made by Tenant in any year for Additional Impositions and Tenant's Proportionate Share of Impositions is less than the actual amount set forth on Landlord's statement, then within 30 days Tenant shall pay to Landlord as Additional Rent upon demand the amount of such deficiency; if the aggregate amount of monthly estimated payments made by Tenant to Landlord exceeds the actual amount as set forth on Landlord's statement, and if Tenant is not otherwise in default hereunder, the amount of such excess will be applied by Landlord to reduce the installments of such Additional Rent due hereunder for the next year (unless the refund amount is greater than $5,000, in which event Landlord shall pay the amount to Tenant upon making the calculation); and if there is any such excess for the last year of the term and if Tenant is not otherwise in default hereunder, the amount thereof will be refunded by Landlord to Tenant.

          Tenant shall have the right to file an appeal and contest the real estate taxes and assessments applicable to the Premises in the event that the Landlord refuses to conduct such an appeal upon demand of Tenant. In the event of any such appeal by Tenant, Tenant shall indemnify Landlord against all expenses incurred in connection with such appeal, against any claims arising out of the result of such appeal or any dismissal thereof, and against any increase in real estate taxes assessed against the Premises resulting from such appeal.

     (b) Utilities and Other Operating Costs: Electric and gas service shall be separately metered. Tenant shall pay 50% of the costs of all utilities consumed at the Premises between the Lease Commencement Date and the Rent Commencement Date. Beginning upon the Rent Commencement Date, Tenant shall pay when due all charges for electricity and gas consumed in connection with the Premises. Upon request, Landlord shall furnish Tenant with copies of the applicable bills for utilities. Tenant shall pay to Landlord an amount equal to one-hundred percent (100%) of the Operating Costs (as defined below) which are attributable solely to the Premises ("Tenant's Proportionate Share of Operating Costs"). As used herein, "Operating Costs" means the amount of all costs to Landlord of operating and maintaining the Premises, including (1) cost of wages and salaries of all employees engaged in the operation and maintenance of the Premises, including but not limited to payroll taxes, insurance and benefits (provided that such wages and salaries shall be prorated to the extent any such employees are also engaged with respect to other projects); (2) cost of supplies used in the maintenance and repair of the Premises; (3) all costs of maintaining and repairing any utility lines and systems on the Premises; (4) costs incurred under all maintenance and service agreements for the Premises, including trash removal, snow and ice removal and landscaping; (5) cost of general maintenance, replacements and repairs to the Building, parking areas, sidewalks and surrounding landscaping at the Premises; (6) all property management fees and expenses; (7) the costs of any minor repairs and alterations to portions of the Premises other than the roof, walls and other structural portions of the Building which are required or made necessary by law or changes in law; (8) cost of any capital improvements made to the Building that, in Landlord's reasonable judgment, will reduce other operating expenses or increase energy efficiency, provided such costs are amortized over the useful life of the improvement in accordance with generally accepted accounting principles ("GAAP") at such rates as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements or, if no such funds were borrowed, at such reasonable rates as are not in conflict with GAAP; (9) cost of any licenses or permits required by any public authority; and (10) any owner's association or similar fees or assessments (if any) applicable to the Premises which are imposed under covenants recorded in the land records with respect to the Premises. Notwithstanding the foregoing, "Operating Costs" shall not include (a) any costs of initial construction of the Building or of additions of space to the Building, or of constructing and dedicating Heron Drive, including but not limited to paving, striping or replacement of 1999 drought damaged vegetation or other landscaping; (b) principal, interest, ground lease or other debt service payments; (c) any fees or costs for property management services which are in excess of the prevailing market rate, taking into account any special factors related to the operation of the Building (i.e., which are in excess of that reached through arms-length bargaining); (d) marketing costs, advertising costs or leasing or brokerage commissions; (e) any costs which are recovered through insurance or condemnation proceeds; (f) executive salaries and compensation; (g) costs and expenses incurred in connection with collections or other enforcement of other tenants leases; (h) costs of initial build-out or improvements to other tenants' spaces; (i) expenses for any special services or utilities provided solely to, or otherwise recovered entirely from, any other individual tenant in the Project; (j) rent or other bad debt losses or reserves therefor; (k) transfer taxes, deed recordation taxes or other costs directly attributable to the sale of the Building or any ownership interest therein, (l) depreciation, (m) costs incurred in connection with the sale, financing, refinancing, mortgaging, selling or change of ownership of the Building, (n) any increases in insurance premiums caused by the hazardous acts of the Landlord, (o) any expenditures which are capitalized under GAAP or for federal income tax purposes, except as expressly provided in Section 4.3(b)(8), (p) general overhead, or (q) fees of architects, engineers, attorneys or other professionals.

          Tenant's Proportionate Share of Operating Costs shall be paid by Tenant in equal monthly installments in an amount equal to one-twelfth (1/12th) of the amount of Tenant's Proportionate Share of Operating Costs as estimated by Landlord from time to time in written notice to Tenant prior to or during each year of the term of the Lease. Within a reasonable amount of time after the actual amount of Operating Costs can be determined for each year, Landlord shall deliver to Tenant a written statement setting forth the calculation of the Operating Costs and Tenant's Proportionate Share of Operating Costs for such year (the "Expense Statement"). If the aggregate amount of estimated monthly payments made by Tenant in any year for Tenant's Proportionate Share of Operating Costs is less than the actual amount set forth on Landlord's statement, then Tenant shall pay to Landlord as Additional Rent upon demand the amount of such deficiency; if the aggregate amount of monthly estimated payments made by Tenant to Landlord exceeds the actual amount as set forth on Landlord's statement, and if Tenant is not otherwise in default hereunder, the amount of such excess will be applied by Landlord to reduce the installments of such Additional Rent due hereunder for the next year (unless the refund amount is greater than $5,000, in which event Landlord shall pay the amount to Tenant upon making the calculation); and if there is any such excess for the last year of the Term and if Tenant is not otherwise in default hereunder, the amount thereof will be promptly refunded by Landlord to Tenant.

     4.4 Tenant's Audit of Operating Costs. Tenant shall have the right, at its own expense and after reasonable advance notice to Landlord, to review Landlord's records relating to the calculation of Tenant's Proportionate Share of Operating Costs for the then-current and immediately preceding calendar years at the offices of Landlord's property manager. In the event that such review determines that Tenant's Proportionate Share of Operating Costs have been miscalculated, Landlord shall pay Tenant (by crediting the next payment of Base Rent due under the Lease) or Tenant shall pay Landlord (at the time of the next installment of Base Rent), as the case may be, the amount of the overpayment or underpayment by Tenant with respect to its share of such expenses. Landlord agrees that in the event that such a review by Tenant reveals an overpayment by Tenant of its share of Operating Costs by an amount of greater than 10% with respect to the year reviewed, then Landlord shall reimburse to Tenant the out-of-pocket costs of such review up to (but not exceeding) an amount of $5,000.00. Tenant agrees that any party performing such review shall be compensated on the basis of hourly fees and not on a contingency or percentage basis.

     4.5 Late Charge. Any item of Base Rent or Additional Rent which is not made when due hereunder shall bear interest at the rate of 12% per annum until paid in full. If the monthly payment of Base Rent and Additional Rent is not received by Landlord on or before the fifth day of the month for which rent is due, or if any other payment due Landlord by Tenant is not received by Landlord on or before the fifth day of the month following the month in which Tenant was invoiced, a service charge (the "Late Charge") in the amount of the greater of five percent (5%) of such past due amount or FIVE HUNDRED AND 00/100 DOLLARS ($500.00) shall become due and payable in addition to such amounts owned under this Lease. The Late Charge shall also apply to any payment made by check draft where the check is returned for any reason through no fault of the Tenant. Time is of the essence with respect to the payment of Basic Rent and Additional Rent as set forth in this Lease.

     4.6 No Waiver. No payment by Tenant or receipt by Landlord of a lesser amount of monthly Base Rent and Additional Rent or any other sum due hereunder, shall be deemed to be other than on account of the earliest due rent or payment, nor shall any endorsement or statement on any check or any letter accompanying any such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or payment or pursue any other remedy available in this Leave, at law or in equity. Landlord may accept any partial payment from Tenant without invalidation of any contractual notice required to be given herein (to the extent such contractual notice is required) and without invalidation of any notice required by any law pertaining to eviction or summary remedy for regaining possession of real property in the event of tenant default.

     4.7 Tenant's Remedies. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent, and not dependent, and Tenant shall not be entitled to any set-off of the Base Rent, Additional Rent or other amounts owing hereunder against Landlord if Landlord, acting in good faith, fails to perform its obligations set forth herein; provided, however, the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or a deed of trust then covering the Premises, or any portion thereof provided Tenant has received written notice of such mortgage), and a reasonable opportunity is granted to Landlord and such holder to correct such violation. Notwithstanding the foregoing, in the event that the Landlord breaches any express obligation in this Lease to maintain or repair any portion of the Premises, and such breach continues for a period of 30 days after written notice from Tenant (or, in the event of an emergency or a situation in which the default of Landlord materially and adversely impairs the Tenant's business operations at the Premises, then such lesser period as is reasonable under the circumstances), then Tenant shall have the right to perform the obligation so breached by Landlord, provided that (i) Tenant notifies Landlord of its intent to take such action, (ii) any work to be performed by Tenant shall be subject to
Section 15 of this Lease, and (iii) Tenant shall cede the work to Landlord upon demand of Landlord for its completion. In the event of such action by Tenant taken in accordance with the foregoing provisions, Tenant shall be entitled to reimbursement of its out-of-pocket costs of performing the work within 30 days after Landlord's receipt of a statement and supporting documentation verifying such costs. Such right of action of Tenant shall not diminish the Tenant's rights and remedies available under law upon a default of Landlord, all of which may be exercised by the Tenant cumulatively or successively for full redress.

     5.   Repairs and Maintenance:

          5.1 Landlord's Obligations. Unless otherwise expressly provided, Landlord shall not be required to make any improvements, replacements or repairs of any kind or character to the Premises during the term of this Lease except those repairs set forth in this Paragraph 5.1. Landlord shall maintain in good repair and condition, except for reasonable wear and tear, only the following:

          (a) utility service lines and equipment between the Lot boundary and the Building;

          (b) underground storm and sanitary sewers and drain lines, pipes, conducts and other underground facilities between the Lot boundary and the Building;

          (c) all paved areas on the Premises including the driveways, sidewalks, parking lots and truck aprons;

          (d) the roof, foundation, and the structural soundness of the exterior walls (excluding all doors) of the Building; and

          (e) all windows at the Premises with respect to manufacturers' warranties and installation (and not with respect to cleaning or repairs after damage);

          (f) all landscaping surrounding the building (including the replacement of any trees stricken by drought conditions prior to the Lease Commencement Date).

          (g) if the Building's exterior is painted, Landlord shall be responsible for repainting the Building's exterior (except for exterior doors).

          Payment of the cost of the foregoing repairs and maintenance shall be determined in accordance with Section 4 and the other express provisions of this Lease, and, without limiting the generality of the foregoing, the payment of the costs incurred in connection with items (d) and (e) above, except for the costs of routine maintenance of the roof (which are not to be capitalized under GAAP or federal income tax law or regulations), shall not be deemed Operating Expenses or otherwise chargeable the Tenant.

          Tenant shall repair and pay for any damage including those repairs which are the responsibility of Landlord, as stated above, caused by any negligent or intentional act or omission of Tenant or Tenant's agents, employees and invitees. Landlord shall not be liable to Tenant for any damage or inconvenience caused by making of repairs, and Tenant shall not be entitled to any abatement or reduction of rent by reason of any repairs, alterations or additions made by Landlord under this Lease.

          5.2 Right of Entry. Landlord shall have the right, but shall not be obligated, to enter the Premises at all reasonable hours, upon reasonable advance notice, except in an emergency, for the purpose of making any repairs which are required by this Lease or which Landlord shall deem necessary for the preservation of the Premises or the Building, and Landlord shall be allowed to take all materials into and upon the Premises that may be required to make such repairs, improvements, and additions, or any alterations for the benefit of Tenant without Landlord in any way being deemed or held guilty of an eviction of Tenant. Any such entry to the Building shall be subject to Tenant's reasonable sign-in and security procedures. In addition, Landlord shall use commercially reasonable efforts to not interfere with the Tenant's business in exercising any right of entry into the Premises for repairs and maintenance. All such repairs, decorations, additions and improvements shall be done during ordinary business hours, or, if any such work is at the request of Tenant to be done during any other hours, Tenant shall pay for all overtime costs.

          5.3 Tenant's Obligations. Tenant shall, at its own expense, maintain all parts of the Premises not required to be maintained by Landlord in good clean repair and condition (including all necessary replacements) under Paragraph 5.1, including, but not limited to, any downspouts, fire sprinkler system, HVAC equipment, dock bumpers, pest control and extermination, regular removal of debris. Tenant shall take good care of the Premises and the Building and its fixtures. If Tenant neglects to keep and maintain the Premises in accordance with its obligations under this Lease, then Landlord shall have the right, but not the obligation, upon providing Tenant with notice and ten (10) business days to cure, to have the work done, and the costs of performing such work shall be charged to Tenant as Additional Rent and shall become payable by Tenant with the payment of rent next due under this Lease.

          5.4 HVAC Equipment. In connection with Tenant's maintenance and repair of the heating, ventilating, and air conditioning (HVAC) system, Tenant shall provide Landlord during the term of this Lease and any renewal hereof with a duplicate original of a maintenance contract in form and substance reasonably acceptable to Landlord, with a reputable HVAC maintenance firm. If Tenant fails to provide Landlord with a duplicate original of a maintenance contract within 45 days after the Rent Commencement Date, Landlord shall have the right (but not the obligation), upon not less than 10 days advance notice, to obtain on behalf of Tenant, a maintenance contract at reasonable market cost. The cost for such contract shall be charged to Tenant as Additional Rent and shall become payable by Tenant with the payment of rent next due hereunder. Tenant shall at all times conduct maintenance on the HVAC equipment at the Premises in accordance with all federal, state or local laws. Landlord agrees that during the Term, Tenant shall receive benefit, through assignment or otherwise as appropriate, of all manufacturer's warranties with respect to the HVAC systems. In the event that a leak occurs in any portion of the HVAC equipment at the Premises, Tenant shall promptly repair such leak in accordance with such federal, state or local laws and shall, in any event repair such leaks within the deadline imposed by such federal, state or local laws. Tenant hereby agrees to indemnify, defend and hold Landlord harmless against any and all damages, liabilities, losses, costs and expenses, including reasonable attorneys' fees, incurred by Landlord as a result of Tenant's failure to conduct maintenance on the HVAC equipment at the Premises in accordance with all federal, state or local laws or as a result of Tenant's failure to repair any leak in any portion of the HVAC equipment at the Premises in accordance with federal, state or local laws. In the event of a replacement of a part or portion of the HVAC equipment which is warranted by the manufacturer and/or guaranteed by the installer, Tenant shall provide Landlord with a duplicate original of the warranty and/or guarantee. The parties agree that the foregoing provisions are not in diminution of the Landlord's obligations pursuant to Section 5.6 below.

     5.5 Requirements to Restore. Tenant shall be responsible for any damage to be committed on any portion of the Premises. Tenant shall deliver the Premises to Landlord in as good condition as existed at the Lease Commencement Date, ordinary wear and tear, damage caused by Landlord, and casualty covered by
Section 19 being excepted. The cost of any repairs necessary to restore the condition of the Premises, for which Tenant is responsible hereunder, shall be borne by Tenant, and if Landlord notifies Tenant and undertakes to restore the Premises it shall have a right of reimbursement against Tenant which right shall survive the termination of this Lease (provided that any claims in connection therewith are brought to the attention of the Tenant within one year after expiration of the Term). Upon request of Tenant given within the last 6 months of the Term, Landlord and Tenant shall perform a joint walkthrough of the Premises and develop a written punchlist of restoration and repair work required of the Tenant hereunder. Tenant shall only be responsible for repairs, which are required by the terms of this Lease but not listed on such punchlist agreed to by Landlord, if the need for such repairs arises after the time of the walk-through by the parties.

     5.6  Warranty.  Landlord hereby warrants to Tenant that for a period of one
(1) year from the Lease Commencement Date (the "Warranty Period"), the Tenant Improvements described in Section 14 below shall be in good working order. In addition, Landlord warrants that the Tenant Improvements and, as of the Rent Commencement Date, the Premises shall be in compliance with all applicable laws, ordinances and regulations (including, as applicable, the Americans With Disabilities Act) and the declarations and covenants of title set forth in
Schedule 9 hereto. Landlord shall be responsible for any repairs to the Tenant Improvements during the Warranty Period in addition to the obligations set forth in Paragraph 5.1 above (but not including any maintenance or repairs which are the Tenant's responsibility under Section 4.3 above).

     6. Utilities. Landlord shall provide the normal utility service connections into the Building, the specifications for which are included in
Schedule 14.1 hereof. Payment for utilities shall be as provided in Paragraph 4 hereof. Tenant shall pay all costs caused by Tenant introducing excessive pollutants or solids other than ordinary human waste into the sanitary sewer system, including permits, fees and charges levied by any governmental subdivision for any such pollutants or solids. Tenant shall be responsible for the installation and maintenance of any dilution tanks, holding tanks, settling tanks, sewer sampling devices, sand traps or similar devices as may be required by any governmental subdivision due to the nature of Tenant's use of the sanitary sewer system beyond customary employee restroom use. Tenant shall pay all surcharges levied due to Tenant's use of sanitary sewer or waste removal services insofar as such surcharges affect Landlord. Landlord shall in no way or event be liable for loss or interruption of utility service on or to the Premises; however, Landlord shall, to the extent within its control, but without the expenditure of money (unless related to an express obligation of Landlord hereunder), take commercially reasonable steps to provide for the resumption of such utility service.

     7. Signs. Tenant shall not place on the Project, any exterior signs or advertisements, nor any interior signs or advertisements that are visible from the exterior of the Premises, without the Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. The cost of installation and regular maintenance of any such signs approved by the Landlord shall be at the sole expense of the Tenant. Any and all signs must meet the standards imposed by the ordinances, statutes, laws and regulations of any applicable state or local governmental authority, as well as any declarations or other covenants of title applicable to the Premises true and correct copies of which are provided by Landlord to Tenant as described in Section 9 below.
Tenant shall maintain its sign or signs in a good state of repair. In the event that Tenant's sign or signs are not maintained to the satisfaction of Landlord, then Landlord may, at its option, repair such sign or signs and Tenant shall pay, as Additional Rent, the full cost of such repair. At the termination of this Lease, or any extension thereof, the Tenant shall remove all of Tenant's signs. Any damage caused by the installation or removal of Tenant's signs shall be repaired at Tenant's expense.

     8. Usage. The Premises may be used and occupied only for the purposes of a warehouse, storage and distribution center and a pharmacy fulfillment center with accessory offices, and for no other purpose or purposes without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Tenant shall occupy the Premises, conduct its business and control its agents, employees, invites and visitors in such a way as is lawful, reputable and will not create any nuisance or otherwise interfere with, annoy or disturb any other tenant or Landlord in its management of the Building.

     9. Compliance with Laws; Rules and Regulations. Tenant shall, at its sole cost and expense (except as may be expressly provided otherwise by this Lease), use and occupy the Premises in compliance with all applicable federal, state, county and municipal laws, rules and regulations now or hereafter in force, including the Americans with Disabilities Act of 1990, and in compliance with any declarations and other covenants of title applicable to the Premises, true and correct copies of which have been provided by Landlord to Tenant and which are listed and referenced in Schedule 9 to this Lease. Tenant will comply with the Rules and Regulations of the Premises adopted by Landlord which are set forth in Exhibit "B" to this Lease. Landlord represents and warrants to Tenant that Landlord has delivered to Tenant true and correct copies of all declarations and other covenants of title which are recorded among the public land records as of the date hereof and which are applicable to the Premises and affect the use thereof, and Landlord shall not enter into any declarations or covenants which shall affect the Tenant's use of the Premises without the Tenant's prior consent, which consent shall not be unreasonably withheld or delayed. To Landlord's knowledge, no declarations, covenants or easements, or other contracts or agreements, exist which affect the use of the Premises but which are not listed in Schedule 9 hereto (other than public laws and regulations).

     10.  [Intentionally omitted.]

     11.  Indemnification, Waiver And Release.

          11.1 Tenant's Indemnification. Except to the extent attributable to the negligence (whether through act or omission) or deliberate act of Landlord, its employees or agents, and subject to the provisions of Section 13 herein, Tenant shall indemnify and hold Landlord and the employees and agents of Landlord (hereinafter collectively referred to as the "Indemnified Parties" and individually as an "Indemnified Party") harmless from and against, any and all demands, claims, causes of action, fines, penalties, damages, liabilities, judgments, and related expenses (including, without limitation, reasonable attorney's fees) incurred in connection with or arising from the use or occupancy or manner of use or occupancy of the Premises by Tenant or any employee, agent, invitee or licensee of Tenant. If any action or proceeding for which Tenant is responsible to indemnify the Landlord under this Section 11 is brought against an Indemnified Party, Tenant, upon written notice from such Indemnified Party, shall defend the same at Tenant's expense, with counsel reasonably satisfactory to Landlord.

     12.  Insurance.

          12.1 Landlord's Insurance. At all times during the Term, Landlord shall procure and keep in full force and effect the following insurance:

          (a) All-Risk property insurance insuring (i) the Building, (ii) all improvements located therein, and (iii) Landlord's equipment located in the Building;

               (b) Commercial general liability insurance insuring its interest in the Project;

               (c)  Rent loss insurance; and

          (d) Such other insurance as Landlord reasonably determines from time to time are in accord with prudent business standards.

          12.2 Tenant's Insurance. Tenant shall, at its sole cost and expense, keep in full force and effect the following insurance:

          (a) Commercial general liability insurance insuring Tenant against liability arising out of its use, occupancy or maintenance of the Premises or the business operated by Tenant pursuant to the Lease. Such insurance shall be in the amount of at least $2,000,000 per occurrence. Such policy shall name Landlord and agents and any mortgagees of Landlord as additional insureds; and

          (b) Workers' Compensation insurance as required by state law.

          All such policies shall be written in a form and with an insurance company reasonably satisfactory to Landlord and any mortgagees of Landlord, and shall provide that Landlord, and any mortgagees of Landlord, receive not less than thirty (30) days' prior written notice of any cancellation. Prior to or at the time that Tenant takes possession of the Premises, Tenant shall deliver to Landlord copies of policies or certificates evidencing the existence of the amounts and forms of coverage required hereunder. Tenant shall, within thirty
(30) days prior to the expiration of such policies, furnish Landlord with renewals or "binders" thereof, or upon 10 days' prior written notice to Tenant, Landlord may order such insurance and charge the reasonable cost thereof to Tenant as Additional Rent.

          12.3 Forms of Policies. All policies maintained by Tenant will provide that they may not be terminated except after thirty (30) days' prior written notice to Landlord. All commercial general liability and all-risk property policies maintained by Tenant shall be written as primary policies, not contributing with and not supplemental to the coverage that Landlord may carry.

          12.4 Certain Insurance Risks. Tenant shall not knowingly do any act or thing upon the Premises or the Project which would (a) jeopardize or be in conflict with fire insurance policies covering the Project or fixtures and property in the Project; or (b) increase the rate of fire insurance applicable to the Project to an amount higher than it otherwise would be for the Tenant's permitted uses of the Project. Tenant warrants to Landlord that the insurance questionnaire attached hereto as Exhibit "C" and incorporated herein by reference (filled-out by Tenant, signed and delivered to Landlord prior to the execution of this Lease) accurately reflects Tenant's intended use of the Premises.

     13. Waiver of Subrogation: Notwithstanding that any loss or damage may be due to or result from the negligence of either of the parties hereto, Landlord and Tenant, for themselves and their respective insurers, each waive any and all rights to recover against the other, against any subsidiary or joint venture partner of such other party, or against the officers, directors, shareholders, partners, employees, agents, customers, invitees, or business visitors of such other party, for any loss or damage to the property of such waiving party arising from any cause to the extent coverable by property insurance required to be maintained by such party hereunder without reference to any deductible. With respect to any insurance required herein that is provided through a plan of self-insurance shall be deemed the actual insurance so required for purposes of this provision.

     14.  Tenant Improvements:

          (A) Certain improvements shall be constructed in the Premises for the purpose of initially preparing the Premises for occupancy by Tenant (the "Tenant Improvements"), and as paid for, in accordance with the following procedures:

               (1) Landlord shall construct and complete the building shell improvements defined and described in Schedule 14.1 hereto (the "Landlord's Work").

               (2) The remaining Tenant Improvements shall be constructed as follows:

          (a) Tenant has engaged an architect to prepare plans and specifications of the Tenant Improvements for Landlord's review and approval. Such plans and specifications shall be submitted to Landlord within 21 days after the date hereof, and Landlord shall review and either approve or notify Tenant of proposed changes thereto within 10 days after receiving same. Tenant shall make any changes to such plans reasonably requested by Landlord and resubmit the revised plans to Landlord, and Landlord shall review and either approve or notify Tenant of proposed changes thereto, in each case within 5 days (with such procedure to repeat as necessary to completion of the plans). The parties agree that Tenant may generate plans for the Tenant Improvements in phases as described in Section 14(D) below, and the foregoing review and approval procedures shall apply to each phase individually. If Tenant shall fail to deliver plans within the specified time period, Landlord shall have no recourse against Tenant other than to extend, by the number of days Landlord was actually delayed by Tenant, Landlord's completion of the Tenant Improvements, except as expressly provided in paragraph (C) of this section below with respect to any such failure which causes a delay in the Rent Commencement Date.

          (b) Landlord's general contractor will act as general contractor (the "GC") for the Tenant Improvements. Promptly after the plans and specifications have been finalized, the GC shall solicit competitive bids for all labor and materials used to complete the Tenant Improvements on an "open book" basis (i.e., Tenant shall have the right to include one subcontractor per trade on the bidding list and shall have the right to examine all bids as they are opened). After the final bids have been selected, Landlord and Tenant shall determine a budget of all costs of the work. In addition, Landlord will cause the GC to furnish a guaranteed maximum cost contract (the "Guaranteed Contract"), and the GC shall be entitled to, as part of such contract, a fee of six percent (6%) of the total cost of Tenant Improvements. Tenant shall not be responsible for any costs of the Tenant Improvements which are in excess of the Guaranteed Contract, plus the costs of any change orders described below, minus the Allowance (defined herein). Landlord shall apply for building permits and contract for the construction of the Tenant Improvements covered by the plans and specifications. Prior to proceeding with the work, Landlord shall provide Tenant with a copy of each executed subcontract.

          (c) Within 3 business days after completion of the bidding process described above, which bidding process shall not exceed 15 business days from completion of the plans and specifications, Landlord shall develop a work schedule of construction to completion. Such schedule may include times for obtaining materials and times for proper performance of the work after delivery of such materials. Tenant shall have the right to revise the plans and specifications in order to adjust (e.g., accelerate) such work schedule, if possible, and such revisions shall be reviewed and resubmitted in accordance with paragraph (a) of this section above. Landlord shall adjust the work schedule accordingly.

          (d) Landlord shall provide Tenant with weekly progress reports during construction, and a representative specified by Tenant (the

"Tenant Representative") will have the right to participate in any meetings to evaluate progress. The Tenant Improvements shall be constructed with quality materials (subject to such selections as are made by Tenant) and in a good and workmanlike manner and in compliance with all laws. Likewise, the applicable architect for the Tenant Improvements shall have the right to reject or request replacement of any work which does not meet such standards.

          (e) Landlord will notify Tenant of the need for any change orders or develop appropriate change orders which are requested by Tenant. With respect to any change orders, Landlord shall identify for Tenant the increased costs and delay, if any, which will result from such change orders. With respect to any change orders which are not requested by Tenant, Landlord shall obtain the Tenant's prior written approval, as issued through the Tenant's Representative, which approval shall not be unreasonably withheld or delayed. Landlord shall not proceed with the work underlying any such change order unless and until so approved by Tenant. All change orders, and any other modifications, additions, substitutions and deletions with respect to the Tenant Improvements, shall be in writing signed by the parties.

          (f) Tenant and its agents and contractors shall have the right to enter the Premises for purposes of installing fixtures, provided that in doing so such parties shall not interfere with Landlord or its contractors constructing the Tenant Improvements, and further provided that prior to any such entry Tenant shall have obtained the insurance required under the terms of this Lease, and its contractors shall have obtained such liability, workmen's compensation and other insurance as is reasonably acceptable to Landlord. In addition, Tenant shall obtain all permits required for such work, Landlord and Tenant agree to cooperate during periods of simultaneous work and to take reasonable steps to not interfere with each other and each other's contractors during such periods.

          (g) Upon substantial completion of the Tenant Improvements, Landlord and Tenant shall perform a joint walk-through of the Premises and develop a punchlist of items for final completion. Landlord shall complete all items on the punchlist within 60 days. In addition, Landlord shall obtain an as-built survey of the Premises (which shall be deemed part of the Tenant Improvements).

          (3) Upon request of either party hereto, the other party shall designate an individual to act as representative with the authority to bind such party for certain specified purposes.

      (B) All costs and expenses of designing and constructing the Tenant Improvements described in subsection (A) above shall be paid as follows:

          (1) The costs of constructing the Landlord's Work, including but not limited to all fees of contractors, the costs of materials and permits and other items shall be paid by Landlord.

          (2) Landlord shall provide and pay an allowance (the "Allowance") of $1,145,000.00 towards all costs of the remaining Tenant Improvements, including
(i) the costs of design and all of the plans and specifications for the Tenant Improvements, and (ii) the costs of constructing the Tenant Improvements, including but not limited to all fees, costs and expenses paid under construction contracts and subcontracts, costs and expenses, the costs of materials, supplies, permits and other items, and any other out-of-pocket expenditures incurred in any connection with such construction. Such Allowance shall not be paid for any other costs or purposes. Except as may be provided by approved or requested (by Tenant) change order described above, Landlord is responsible for any cost overruns (i.e., excess costs of work beyond the originally bid and contracted amount). Tenant shall pay any and all costs of designing and constructing the Tenant Improvements which equal the difference between the Allowance and the Guaranteed Contract Amount plus approved or requested (by Tenant) change orders.

          (3) Landlord and Tenant shall each disburse its portion of the costs of the Tenant Improvements, proportionately and in installments, as work progresses. The Landlord's share of each payment shall be that fraction of the total cost of the work as originally estimated which is represented by the Allowance, and the Tenant's share of each payment shall be the remainder. Each payment shall be made for completed work, and directly to the professionals, contractors and other parties performing the work, upon presentation for each disbursement of (i) a requisition substantially in the form of AIA Requisition Forms G702 and G703, including a description of all completed work for which payment is requested, the amount requested with a breakdown by each trade comprising the work, and the percentage of the entire project completed after taking into account all such work, (ii) conditional lien waivers from all parties for whom such payment is requested releasing all liens which may arise on account of the work performed by such parties to the date of the request for payment, and (iii) unconditional lien waivers covering all work up to and including the immediately preceding payment. Withheld from each disbursement shall be the applicable retainage, not to be less than 10% as provided hereinabove, which retainage shall be paid and disbursed upon (i) completion of the Space Improvements as required by the applicable contract(s), (ii) delivery of unconditional lien waivers as described above for all work comprising the improvements, and (iii) issuance of a certificate of occupancy or other applicable approval by the local authorities permitting occupancy by Tenant.

          (C) Landlord shall use commercially reasonable efforts to complete the Tenant Improvements as soon as is practicable after execution of this Lease by the parties. However, Landlord shall have no liability to the Tenant hereunder if delayed due to strike or other labor troubles, governmental restrictions, failure or shortage of utility service, national or local emergency, accident, flood, fire or other casualty, adverse weather condition, other act of God, delays in obtaining a building permit or a certificate of occupancy, or any other cause beyond the Landlord's and the GC's reasonable control (any of the foregoing, "force majeure"), or if any delay in completion of the Tenant Improvements or in delivering possession of the Premises to Tenant are caused by Tenant, including but not limited to failure of Tenant to timely respond to submissions by Landlord as required in this section above or Tenant's requesting changes in the Tenant Improvements which delay completion thereof. If Landlord delays in the completion of the construction of the Tenant Improvements beyond the scheduled date of completion as set forth in the Landlord's work schedule developed in accordance with subsection (A)(2)(b) of this section above, not due to causes of force majeure, defects in design by Tenant's architect or delays caused by the Tenant as described above (including but not limited to delays arising from change orders requested by the Tenant), but due to fault or cause of Landlord or the GC, then Landlord shall be obligated to pay to Tenant an amount of $1,000.00 for each business day of the delay caused by fault of Landlord or the GC. If completion of the Tenant Improvements are delayed beyond January 1, 2000, not due to the failure of any certificate of occupancy to be issued for reasons other than fault of Tenant, and not due to causes of force majeure or fault or cause of Landlord or the GC, but rather are due to fault or cause of Tenant, including but not limited to Tenant's failure to respond to deadlines set forth hereinabove, then the Rent Commencement Date shall be deemed to have occurred on the day on which such Date after January 1, 2000 would have occurred if not for such delay.

     (D) The parties acknowledge that the Tenant shall design the Tenant Improvements beyond the Landlord's Work for three phases of construction: a warehouse phase of not less than 85% of the Premises (the "Warehouse Phase"), a pharmacy phase (the "Pharmacy Phase") and an office phase (the "Office Phase"), all of which are shown together with their respective rentable square footages in Exhibit A hereto. Landlord agrees that upon request of Tenant, the Landlord shall apply for a certificate of occupancy with respect to any Phase which is less than all of the Premises.

     15. Alteration and Improvements: Subject to Paragraph 46 of this Lease, Tenant shall not make or allow to be made any alterations or physical additions in or to or outside the Premises without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Any alterations, physical additions or improvements to the Premises made by Tenant (other than Tenant's material handling systems, shelving and other trade fixtures) and which are permanent in nature shall at once become property of Landlord and shall be surrendered to Landlord upon the termination of this Lease. Landlord, at its option (and provided notice is given to Tenant at the time of approval), to be exercised using reasonable discretion, may require Tenant to remove any physical additions and/or to repair any alterations in order to restore the Premises to the condition existing at the time Tenant took possession (reasonable wear and tear excepted), all costs of removal and/or alterations to be borne by Tenant. This clause shall not apply to moveable equipment or furniture and other trade fixtures owned by Tenant which may be removed by Tenant without material damage to the Premises. Notwithstanding the foregoing, Landlord hereby consents to the erection by Tenant of a security fence surrounding the truck court and rear portions of the Premises, subject to Landlord's reasonable review of plans therefor and any applicable restrictions set forth in the title covenants affecting the property.

     16. Mechanics' Liens: No mechanic's or other lien shall attach to or be allowed to stand against the estate of Landlord by reason of any improvements made by Tenant. Tenant shall pay promptly all persons furnishing labor or materials with respect to any work performed by Tenant or its contractor(s) in, on or about the Premises. In the event any mechanic's or other lien shall at any time be filed against the Premises by reason of work, labor, services or materials performed or furnished, or alleged to have been performed or furnished, for Tenant or for anyone holding the Premises through or under Tenant, Tenant shall cause the same to be discharged of record, or bonded to the reasonable satisfaction of Landlord within 15 days after the imposition thereof. If Tenant shall fail to cause such lien to be so discharged or bonded after being notified of the filing thereof, then, in addition to any other right or remedy of Landlord, Landlord may discharge the same by paying the amount claimed to be due, and the amount so paid by Landlord (including actual attorney's fees and expenses incurred by Landlord either defending against such lien or in procuring the discharge of such lien), together with interest thereon, shall be due and payable by Tenant to Landlord as Additional Rent. Nothing herein contained shall be construed as a consent by Landlord to make any alteration, improvement, installation or addition so as to give rise to any right to any laborer or materialman to file any mechanic's lien or any notice thereof, or any other lien purporting to affect the Premises.

     17.  Condemnation:

          (a) If, during the Term (or any extension or renewal thereof), all or at least 10% of the Premises, or at least 50 spaces for automobiles in the parking area (without being replaced), or at least 25% of the loading dock area, is taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the Premises for the purpose for which they are then being used, Tenant shall have the right to terminate this Lease through written notice to the Landlord effective on the date physical possession is taken by the condemning authority. All compensation and damages awarded for the partial or total taking of the Premises shall belong to and be the sole property of Landlord, except that Tenant shall be entitled to make its own claims for and receive any award that may be made for the Tenant's Improvements (except for Landlord's Work), moving expenses, and the removal of Tenant's trade fixtures, equipment and furnishings.

          (b) If a portion of the Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and this Lease is not terminated as provided in Paragraph 17(a) above, Landlord shall, at Landlord's sole risk and expense, restore and reconstruct the Building and other improvements on the Premises to the extent necessary to make it reasonably tenantable. The rent payable under this Lease during the unexpired portion of the term shall be prorated based on the portion of Premises which is reasonably usable by Tenant. All compensation and damages awarded for the partial taking of the Premises shall belong to and be the sole property of Landlord. Tenant shall be entitled to make its own claims for and receive any award that may be made for Tenant's improvements, moving expenses, and the removal of Tenant's trade fixtures, equipment and furnishing.

     18.  Hazardous Substances:

          (a) The term "Hazardous Substance(s)" as used in the lease is defined as follows: Any element, compound, mixture, solution, particle or substance, which presents danger or potential danger for damage or injury to health, welfare or to the environment including, but not limited to: (i) those substances which are inherently or potentially radioactive, explosive, ignitable, corrosive, reactive, carcinogenic or toxic and (ii) those substances which have been recognized as dangerous or potentially dangerous to health, welfare or to the environment by any federal, municipal, state, county or other governmental or quasi-governmental authority and/or any department or agency thereof.

          (b) Tenant agrees that at all times during the Term and any extensions or renewals thereof, Tenant shall:

          (i) obtain Landlord's prior written consent, which consent shall be granted or withheld in Landlord's sole discretion, but which determination as to consent shall not be unreasonably delayed, to the manufacturing, processing, distributing, using, producing, treating, storing (above or below ground level), disposing of, or allowing to be present (the "Presence") of any Hazardous Substance in or about the Premises. In connection with each such consent requested by Tenant, Tenant shall submit to Landlord a description, including the composition, quantity and all other information requested by Landlord concerning the proposed Presence of any Hazardous Substance. Landlord's consent to the Presence of any Hazardous Substance may be deemed given only by inclusion of a description of the composition and quantity of the proposed Hazardous Substance on a schedule attached to this Lease. The term "Allowed Substance" as used in this lease is defined as any Hazardous Substance which Landlord has agreed to the presence thereof. Landlord's consent to the Presence of any Hazardous Substance at any time during the lease term or renewal thereof shall not waive the requirement obtaining Landlord's consent to the subsequent Presence of any other, or increased quantities of, Hazardous Substance in or about the Premises. If Landlord subsequently consents to the Presence of any other Hazardous Substance, or to increased quantities of any Hazardous Substance, such consent shall be deemed given only by amendment of the schedule attached to this Lease. Notwithstanding the foregoing, Landlord acknowledges and agrees that an inventory of prescription drug products, including pharmaceuticals for compounded medications, will be maintained by Tenant in quantities appropriate for mail-service pharmacies for dispensing and delivery in consumer quantities, and no explicit scheduling or further notice to Landlord is necessary for these items and such goods shall be considered "Allowed Substances" for purposes hereof. Landlord further acknowledges that Tenant may also store on the Premises "over-the-counter" products of the nature generally sold in drugstores and general merchandise stores such as Target, K-Mart and Rite Aid, or in supermarkets, including, without limitation, non-prescription drug products and pharmaceuticals, and no explicit scheduling or further notice to Landlord is necessary for these items only, and said goods shall be considered "Allowed Substances," provided such packaged goods are not opened, mixed or transferred to different containers at the Property (except for de minimis quantities of non-prescription drug products or pharmaceuticals that may be used in the compounding or mixing of prescription medications). Tenant shall also be permitted to store and use building cleaning supplies on the Property in quantities which would be considered reasonable and appropriate in the ordinary course of business. Notwithstanding any provisions hereof to the contrary, Tenant acknowledges that chlorinated solvents including, but not limited to, Trichloroethene (TCE), 1,1,1 Trichloroethene (TCE), 1,1 Dichloroethane (DCA), 1,2, Dichloroethane (DCA), and 1,1, Dichlorethene (DCE), ("Chlorinated Solvents") shall be deemed not to be Allowed Substances, and the Presence of Chlorinated Solvents on the Premises is strictly prohibited, except for those in consumer quantities which are temporarily at the Premises and remain packaged during such time.

          (ii) refrain from (and prohibit others from) allowing the Presence of any Hazardous Substance in or at the Premises which is not an Allowed Substance, except as explicitly authorized in Paragraph 18.b(i).

          (iii) promptly comply at Tenant's own cost and expense, with all laws, orders, rules, regulations, certificates of occupancy, or other requirements, as the same now exist or may hereafter be enacted, amended or promulgated, of any federal, municipal, state, county or other governmental or quasi-governmental authorities and/or any department or agency thereof relating to the Presence of Hazardous Substances in or at the Premises, whether or not such substances are Allowed Substances. Notwithstanding anything to the contrary contained in this Paragraph 18, Tenant's obligation under this Paragraph is limited to any Hazardous Substance or condition which came to exist on or at the Premises during the Tenant's occupancy thereof which was not attributable to any act or omission of Landlord or Landlord's agents or, with respect to areas beyond the Premises, acts or omissions of other third parties. Moreover, Landlord agrees to remain responsible for any Hazardous Substance or condition which existed on, at or outside the Premises prior to Tenant's occupancy of the Premises.

          Without limiting the generality of the foregoing provisions, Tenant shall, at Tenant's own expense and if applicable to Tenant's operation, comply with the Industrial Site Recovery Act, N.J.S.A. 13: 1 K-6 et seq. and the regulations promulgated thereunder ("ISRA"). Tenant shall, at Tenant's own expense, make all submissions to, provide all information to, and comply with all requirements of, the Bureau of Industrial Site Evaluation (the "Bureau") of the New Jersey Department of Environmental Protection ("NJDEP"). Tenant's obligations under this paragraph shall arise only if there is any closing, terminating, or transferring of operations of an industrial establishment at the Premises pursuant to ISRA which is triggered by Tenant. If a closing, terminating or transfer of ownership or operations occurs which is triggered by Landlord, then Landlord shall have the sole obligation to satisfy ISRA as defined herein, other than such actions as may be required under ISRA to address any Hazardous Substances release or condition created during Tenant's occupancy of the Premises and not attributable to any act or omission of Landlord or Landlord's agent or, with respect to areas outside the Premises, acts or omissions of other third parties. In the event Landlord has the obligation to satisfy ISRA, Tenant agrees to reasonably cooperate with and assist Landlord in its submissions under ISRA (without cost to Tenant). Provided this Lease is not previously canceled or terminated by either party or by operation of law, Tenant shall commence its submission under ISRA in anticipation of the end of the Lease term no later than one year prior to the termination of the Lease. The party responsible for complying with ISRA shall notify the other in advance of all meetings which pertain to the Premises scheduled between the responsible party or the responsible party's representatives and NJDEP or any other environmental authority and the other party or that party's representatives shall have the right, without obligation, to attend and participate in all such meetings. If for any reason Tenant has not complied with all of its obligations under this paragraph by the expiration of the Term when it is Tenant's responsibility do so, Tenant's responsibility shall continue. If, when it is Tenant's responsibility to comply with ISRA, Tenant fails to obtain either: (i) a non-applicability letter; (ii) a de minimis exemption; (iii) a negative declaration; or (iv) approval of a remedial action workplan; (collectively referred to as ISRA clearance) from NJDEP prior to the expiration or earlier termination of the term of this Lease, then upon the expiration or earlier termination of the Lease term Landlord shall, based on the criteria set forth below, consider the Lease as having ended or shall treat Tenant as a holdover tenant in possession of the Premises:

          (1) If Tenant has obtained a remedial action workplan approval or a Classification Exception Area approval from NJDEP prior to termination of the Lease term, and groundwater monitoring is the only remedial activity being required by N1DEP, then Tenant shall not be considered a holdover tenant. Tenant shall nevertheless be obligated to promptly obtain ISRA clearance and to fulfill the obligations set forth herein.

          (2) If remedial activities (other than groundwater monitoring) affecting the Premises are required of Tenant by NJDEP and these activities will continue post-closing, Landlord shall treat Tenant as a holdover tenant in possession of the Premises and Tenant shall continue to pay to Landlord the regular and additional monthly rent which Tenant would otherwise have paid under the Lease until such time as Tenant obtains ISRA clearance and fulfills its obligations hereunder.

          At no expense to the other party, the party with the responsibility of complying with ISRA shall promptly provide all information in it's possession or within it's knowledge pertinent to ISRA compliance at the Premises requested by the other party and all information required for preparation of a non-applicability affidavit, de minimis quantity exemption application, limited conveyance application or other submission and shall promptly sign such affidavits and submissions when requested by the other party or NJDEP. The responsible party shall likewise promptly furnish to the other party true and complete copies of all documents, submissions, correspondence and written communications provided by the responsible party to and from the NJDEP pertinent to ISRA compliance at the Premises, including all sampling and test results and reports obtained and prepared from samples and tests taken at or about the Premises.

          Should Tenant's operations at the Premises be outside of those industrial operations covered by ISRA, Tenant shall, at Tenant's own expense, obtain a letter of non-applicability or de minimis quantity exemption prior to the expiration of the Term and shall provide Tenant's submission and the exemption letter to Landlord.

          Should the Bureau or any other division of NJDEP determine that a remediation plan be prepared and that a remediation be undertaken because of the Presence of Hazardous Substances at the Premises, then the party responsible for remediating the Hazardous Substances, as defined hereinbelow, and as subject to the limitation hereinbelow, shall at that party's own expense, prepare and submit the required plans and financial assurances, and carry out the approved plans. The responsible party shall indemnify, defend and save harmless the other party from all fines, suits, procedures, claims and actions of any kind arising out of the responsible party's failure to provide all information of NJDEP. The responsible party's failure to abide by the terms of this paragraph shall be restrainable by injunction.

          Notwithstanding anything to the contrary contained herein and for the purposes of determining Tenant's responsibilities for remediating any Hazardous Substances or environmental condition, in the event that any release or other condition on or about the Premises arising during Tenant's occupancy of the Premises results in the Presence of Hazardous Substances at the Premises, Tenant shall be responsible for satisfying the remediation requirements of the New Jersey Department of Environmental Protection (NJDEP) as set forth in the applicable statutes and regulations, including N.J.A.C. 7:26(E), and for achieving groundwater cleanup criteria set forth in N.J.A.C. 7:9-6. In the event that a Hazardous Substance release or condition on or at the Premises is attributable to Tenant, Landlord shall arrange for testing and analysis of soil samples from areas of the Premises which are unimpacted by the release or condition (the costs of which shall be divided evenly between the parties), and Tenant shall be responsible for achieving soil cleanup criteria in the impacted area which is equivalent to the average testing results of the soil samples taken from the unimpacted areas. Tenant shall not be responsible for remediating any Hazardous Substances, releases or conditions which existed on or at the Premises prior to Tenant's occupancy or which exist outside the Premises but not due to act or omission of Tenant or any other parties for whom Tenant is responsible hereunder.

          (iv) indemnify and hold Landlord, its agents and employees, harmless from any and all demands, claims, causes of action, penalties, liabilities, judgments, damages (including consequential damages) and expenses including, without limitation, court costs and reasonable attorneys' fees including but not limited to all costs of investigation and response to meet appropriate remedial cleanup standards incurred by Landlord as a result of (a) Tenant's failure or delay in complying, with the provisions of sections (b)(i) or (ii) above; (b) Tenant's failure or delay in properly complying with such law, order, rule, regulation, or other requirement referred to in section (b)(iii), above or (c) any adverse effect which results from the Presence of any Hazardous Substance in or about the Premises for which Tenant is responsible, whether or not such Hazardous Substance is an Allowed Substance. If any action or proceeding is brought against Landlord, its agents or employees by reason of any such claim, Tenant, upon notice from Landlord, will defend such claim at Tenant's expense with counsel reasonably satisfactory to Landlord. This indemnification by Tenant of Landlord shall survive the termination of the Lease.

          (v) promptly disclose to Landlord by delivering, in the manner prescribed for delivery of notice in the Lease, a copy of any forms, submissions, notices, reports, or other written documentation (communications) relating to the Presence of any Hazardous Substance in or about the Premises, whether or not such Hazardous Substance is an Allowed Substance, and whether such Communications are delivered to Tenant or are requested of Tenant by any federal, municipal, state, county or other government or quasi-governmental authority and/or any department or agency thereof

          (vi) notwithstanding any other provisions of this Lease, allow Landlord, and any authorized representative of Landlord, access and the right to enter and inspect the Premises, during business hours (except in case of emergency), for the Presence of any Hazardous Substance, whether or not such Hazardous Substance is an Allowed Substance, at any time deemed reasonable by the parties (but not later than 72 hours of the written notice), upon reasonable prior written notice to Tenant. In the event of any such entry, Landlord shall comply with the Tenant's reasonable security, safety and sign-in procedures. Landlord shall not unreasonably interfere with the Tenant's use of the Premises and shall, at Landlord's cost (unless the need for sampling or testing was caused by Tenant), repair and restore any areas of the Premises which are damaged (if any) by Landlord's sampling or testing.

          (c) Compliance by Landlord or Tenant with any provision of this Paragraph 18 shall not be deemed a waiver of any other provision. Without limiting the foregoing, Landlord's consent to the Presence of any Allowed Substance shall not relieve Tenant of its indemnity obligations under the terms of this Paragraph 18.

          (d) Landlord represents and warrants that, as of July 15, 1999 and as of the date hereof, to the best of the Landlord's knowledge (with knowledge of the Landlord being deemed the knowledge of the persons with day-to-day management and supervision of the Premises): (i) there are no outstanding/unresolved notice(s) of violation(s) of any Environmental Laws pertaining to the Premises, and; (ii) there is not any Hazardous Substance or condition on the Premises which, if disclosed to NJDEP or other regulatory agency, would require investigation or remedial action.

          (e) Landlord shall indemnify, protect and hold harmless Tenant from and against any and all claims, demands, liabilities, actions, suits, proceedings, judgments, losses, damages (including punitive damages), fines, penalties, costs and expenses (including reasonable attorneys', consultants' and experts' fees) arising from (i) any Hazardous Substance or condition on, at or outside the Premises which existed prior to Tenant's occupancy of the Premises,
(ii) any Hazardous Substance or condition which comes to exist on or at the Premises from the date of Tenant's occupancy forward, and which is attributable to any act or omission of Landlord or Landlord's agents or, with respect to areas outside the Premises, act or omission of other third parties, and (iii) any inaccuracy in the Landlord's warranty and representation set forth in paragraph (d) of this section above. The foregoing indemnification obligation shall survive the expiration or earlier termination of this Lease.

     19.  Fire and Casualty:

          (a) If, the Building is totally destroyed by fire or other casualty, or if the Building is damaged so that rebuilding cannot reasonably be completed within one hundred twenty (120) working days after the date of written notification by Tenant to Landlord of the destruction, Landlord and Tenant shall have the right to terminate this Lease by written notice from one party to the other effective as of the date Landlord received Tenant's written notification of such casualty. If neither Landlord or Tenant provides written notice of its election to terminate this Lease within sixty (60) days of the date Landlord received Tenant's written notification of such casualty, this Lease shall not terminate and Landlord shall at its sole cost and expense proceed with reasonable diligence to rebuild or repair the Premises to substantially the same condition they existed prior to the damage, provided, however, Landlord shall have no obligation to restore or repair any alterations or improvements made by either Landlord or Tenant to the Premises at Tenant's cost beyond the Tenant Improvements.

          (b) If the Premises are partially damaged by fire or other casualty, and rebuilding or repairs can reasonably be completed within one hundred twenty
(120) working days from the date of written notification by Tenant to Landlord of the destruction, this Lease shall not terminate and Landlord will at its sole cost and expense proceed with reasonable diligence to rebuild or repair the Premises to substantially the same condition they existed prior to the damage, provided, however, Landlord shall have no obligation to restore or repair any alterations or improvements made by either Landlord or Tenant to the Premises at Tenant's cost. If the Premises are to be rebuilt or repaired and are untenantable in whole or in part following the damage, the rent payable under this Lease during the period for which the Premises are untenantable shall be prorated. In the event Landlord fails to substantially complete the necessary repairs or rebuilding within one hundred twenty (120) working days from the date of written notification by Tenant to Landlord of the destruction, Tenant may terminate this Lease by delivering written notice of termination to the Landlord.

          (c) Whenever Landlord shall be required by the terms of this Lease or otherwise to make any improvements or repairs, to furnish any services, to repair or reconstruct the Premises or to fulfill any other obligation hereunder, and Landlord shall be delayed in or prevented from so doing for reasons beyond Landlord's reasonable control, Landlord shall not be deemed thereby to be in default and this Lease and the obligation of Tenant to pay rent hereunder and to perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no way be affected, impaired, or excused, and any time limit herein fixed for Landlord's performance thereof shall be extended by length of delay, if and so long as Landlord's nonperformance, delay or default shall be caused by reason of governmental controls, war, riots or civil disturbances, strikes, labor disputes, power shortages, acts of God, or any other cause beyond Landlord's reasonable control.

          (d) To the extent that any portion of the Premises is rendered untenantable due to fire or other casualty, all rent provided hereunder shall abate, proportionately, from the portion of the Premises so rendered untenantable, until restored as provided above.

     20. Hold Harmless: Landlord shall not be liable to Tenant's employees, agents, invitees, licensees or visitors, or to any other persons, for any injury to person or damage to property on or about the Premises.

     21. Quiet Enjoyment: Landlord covenants and agrees that, upon payment of the required rents and performing the terms, conditions, covenants and agreements contained in this Lease, Tenant shall peaceably and quietly have, hold and enjoy the Premises during the full term of this Lease as well as any extension or renewal thereof. Landlord shall not be responsible for the acts or omissions of any third party that may interfere with Tenant's use and enjoyment of the Premises.

     22.  Landlord's Right of Entry:

          (a) Landlord shall have the right, during business hours after reasonable advance notice (except in case of emergency), to enter the Premises for the following reasons: inspection; cleaning or making repairs required of Landlord under the Lease; determining Tenant's use of the Premises; or determining if an act of default under this Lease has occurred. In the event of any such entry, Landlord shall comply with the Tenant's reasonable security, safety and sign-in procedures.

          (b) Landlord shall have the right, during business hours after reasonable advance notice (except in case of emergency), to enter the Premises during the last six (6) months of this Lease for the purpose of showing the Premises to prospective tenants, and the Landlord shall also have the right at such time to post on the exterior of the Premises the usual notice and/or signs advertising the Premises "For Rent" or other such similar advertising as Landlord deems necessary. In the event of any such entry, Landlord shall comply with the Tenant's reasonable security, safety and sign-in procedures.

     23.  Assignment or Sublease:

          (a) Landlord shall have the right to transfer and assign this Lease along with any transfer or assignment, in whole or in part, of Landlord's rights and obligations in the Premises. In the event that Landlord transfers and assigns this Lease, provided that the transferee assumes all of Landlord's obligations under this Lease thereafter accruing, Landlord shall be released from all liability under this Lease arising after the effective date of the assignment. Tenant shall not assign this Lease or sublet all or any part of the Premises without the prior written consent of Landlord, which consent shall be unreasonably withheld or delayed. Any request by Tenant for Landlord's consent to an assignment or sublease must be accompanied by: (1) a copy of the proposed assignment or sublease; (2) a written statement as to the proposed assignee or sublessee's intended use of the Premises; (3) a Dunn and Bradstreet report or an equivalent report of the proposed assignee or sublessee in a form reasonably acceptable to Landlord; (4) financial statements including the most current annual income statement and balance sheet (as defined by generally accepted accounting practices) for the proposed assignee or sublessee (and Landlord shall observe the confidentiality of any such statements which are not public); (5) at the Landlord's discretion, banking and business references for the proposed assignee or sublessee; and (6) a description of the intended use of the Premises by the proposed assignee or sublessee and a satisfactory report from an environmental engineer, satisfactory to Landlord, concerning said use and the risks of environmental contamination resulting from the proposed use of the Premises by the assignee or subtenant. Landlord reserves the right to request such other information as reasonably necessary to qualify the proposed assignee or sublessee. Landlord agrees to respond to any request by Tenant for approval of an assignment or subletting within 15 days after receiving the request and the information described above. Notwithstanding the foregoing, Tenant shall have the right to assign or sublet to any wholly owned subsidiary or parent entity without the consent of Landlord, provided that Tenant notifies Landlord in advance and delivers to Landlord the information regarding the transaction described above.

          (b) In the event Landlord consents to an assignment or subletting, and in the case of any assignment or subletting with respect to which Landlord's consent is not required hereunder, Tenant shall nevertheless at all times remain fully responsible and liable for the payment of rent and for compliance with all other obligations under the terms, conditions and covenants of this Lease. Landlord reserves the right to receive all rental money obtained from the assignment or sublease as the case may be. In the event that Tenant receives payments from an approved assignee or sublessee in excess of the Basic Rent and Additional Rent due under this Lease, Landlord shall be entitled to 50% of such excess over the Tenant's out-of-pocket costs of such assignment or subletting (e.g., space improvement costs and broker's commissions) in addition to the Basic Rent and Additional Rent due under this Lease. Upon the occurrence of an Event of Default (as defined hereinafter), if all or any part of the Premises are then assigned or sublet, Landlord, in addition to any other remedies provided for by this Lease or provided for by law, may, at its option, collect directly from the assignee or subtenant all rents becoming due to Tenant by reason of the assignment or sublease. Any collection directly by Landlord from the assignee or subtenant shall not be construed to constitute a novation or a release of Tenant from the further performance of its obligations under this Lease.

     24. Statutory Liens. Landlord agrees that it shall, upon request of any one or more lenders to whom Tenant grants a security interest in personal property located at the Premises, execute an agreement waiving any statutory lien (including NJSA 2A:42-1), existing by law and benefitting Landlord with respect to such property, in favor of (and only in favor of) such lenders.

     25.  [Intentionally deleted.]

     26. Default by Tenant: Any of the following shall constitute an Event of Default by Tenant under this Lease:

          (a) Tenant fails to pay when due any installment of rent or any other payment required pursuant to this Lease after ten (10) days notice of such default and failure to cure during such notice period;

          (b) Tenant fails to comply with any term, provision, or covenant of this Lease, other than the payment of rent, and such failure is not cured within thirty (30) days after written notice to Tenant or, if such failure is not capable of being cured within 30 days, then within 60 days (except for those obligations set forth in Section 5.3 which are not capable of being cured within 60 days, with respect to which the 60 day period shall not apply) provided that Tenant begins efforts to cure promptly after receiving notice from Landlord and diligently pursues such cure to completion;

          (c) Any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief is not dismissed within 60 days after the commencement thereof, or any trustee, receiver or liquidator is appointed for Tenant, or of any material part of its properties, and appointment is not vacated within 60 days after such appointment; or

          (d) Tenant does or permits to be done any act which results in a lien being filed against the Premises or the Project which is not bonded off within 15 days after Tenant is first notified of such lien.

     27. Remedies for Tenant's Default: Upon the occurrence of any Event of Default set forth in this Lease, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand:

          (a) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises, Landlord may, without prejudice to any other remedy it has for possession or arrearages in rent, enter upon and take possession of the Premises, by picking or changing locks if necessary, and lock out, expel, or remove Tenant and any other person who may be occupying all or any part of the Premises without being liable for prosecution of any claim for damages. Tenant agrees to pay on demand the amount of all loss and damage which Landlord suffers by reason of the termination of the Lease including inability to relet the Premises on satisfactory terms.

          (b) Enter upon and take possession of the Premises, by picking or changing locks if necessary, and lock out, expel or remove Tenant and any other person who may be occupying all or any part of the Premises without being liable for any claim for damages, and relet the Premises on behalf of Tenant and receive directly the rent by reason of the reletting. Tenant agrees to pay Landlord on demand any deficiency that arises by reason of any reletting of the Premises; further, Tenant agrees to reimburse Landlord for any expenditures made by it for remodeling or repairing the Premises (except, in order to avoid duplication, that which is recovered directly through such reletting).

          (c) Enter upon the Premises, by picking or changing locks if necessary, without being liable for prosecution of any claim for damages, and do whatever Tenant is obligated to do under the terms of this Lease. Tenant agrees to reimburse Landlord on demand for any expenses which Landlord incurs in effecting compliance with Tenant's obligations under this Lease; further, Tenant agrees that Landlord shall not be liable for any damages resulting to Tenant from effecting compliance with Tenant's obligations under this subparagraph caused by the negligence of Landlord or otherwise.

          (d) All rights and remedies of the Landlord herein enumerated in the event of a default shall be cumulative and nothing herein shall exclude any other right or remedy allowed by law.

     28. Waiver of Default or Remedy: Failure of Landlord to declare a default or an Event of Default immediately upon its occurrence, or delay in taking any action in connection with an Event of Default, shall not constitute a waiver of the default or Event of Default, but Landlord shall have the right to declare the default or Event of Default at any time and take such action as is lawful or authorized under this Lease. Failure by Landlord to enforce one or more of the remedies provided upon an Event of Default shall not be deemed or construed to constitute a waiver of the default or of any other violation or breach of any of the terms, provisions and covenants contained in this Lease.

     29.  [Intentionally deleted.]

     30. Attorney's Fees: In the event either party defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and the other party retains an attorney to enforce all or any part of this Lease, and such party incurs attorneys' fees and costs in court or other formal legal proceedings, then the non-prevailing party in such proceedings shall pay the reasonable attorney's fees and costs of the prevailing party.

     31. Holding Over: In the event of holding over by Tenant after the expiration or termination of this Lease, the holdover shall be as a tenant at will and all of the terms and provisions of this Lease shall be applicable during that period, except that Tenant shall pay Landlord as rent for the period of such holdover an amount equal to one and one-half times the rent. Tenant agrees to vacate and deliver the Premises to Landlord upon Tenant's receipt of notice from Landlord to vacate upon termination of this Lease. The rental payable during the holdover period shall be payable to Landlord on demand. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease.

     32. Rights of First Mortgagee: Tenant accepts this Lease subject and subordinate to any recorded first mortgage or deed of trust lien presently existing or hereafter created upon the Premises, provided that the applicable mortgagee or beneficiary shall agree to honor this Lease and not disturb Tenant in its possession of the Premises except upon an event of default past any applicable notice and grace period. Tenant agrees upon demand to execute additional instruments so subordinating this Lease as Landlord may require. If the interests of Landlord under this Lease are transferred by reason of foreclosure or other proceedings for enforcement of any first mortgage or deed of trust on the Premises, Tenant shall be bound to the transferee (sometimes called the "Purchasers"), at the option of the Purchaser, under the terms, covenants and conditions of this Lease for the balance of the term remaining, and any extensions or renewals, with the same force and effect as if the Purchaser were Landlord under this Lease.

     33. Estoppel Certificates: Within ten (10) days after request by Landlord or Landlord's mortgagee, Tenant agrees to furnish a statement certifying that Tenant is in possession of the Premises; the Premises are acceptable; the Lease is in full force and effect; the Lease is unmodified; Tenant claims no present charge, lien, or claim of offset against rent, the rent is paid for the current month, but is not prepaid for more than one month and will not be prepaid for more than one month in advance; there is no existing default by reason of some act or omission by Landlord; and such other matters as may be reasonably required by Landlord or Landlord's mortgagee. If Tenant believes any of the statements requested of Landlord in such Estoppel Certificate not to be true or correct, Tenant shall state the circumstances relative thereto with specificity in the statement. Tenant's failure to deliver such statement- within the time specified herein shall cause Landlord to be automatically appointed as Tenant's attorney-in-fact for the purpose of issuing such statement. Landlord agrees to provide such an estoppel statement to Tenant within 10 days after request therefor.

     34. Successors: This lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective permitted heirs, personal representatives, successors and assignees. It is hereby covenanted and agreed that should Landlord's interest in the Premises cease to exist for any reason during the term of this Lease, then notwithstanding the happening of such event this Lease nevertheless shall remain unimpaired and in full force and effect and Tenant hereunder agrees to attorn to the then owner of the Premises.

     35. Guaranty Lease: Under appropriate circumstances, at Landlord's option, Tenant may be required to provide a Guaranty of Lease in the form attached hereto as "Exhibit "D" executed by a guarantor satisfactory to Landlord.

     36.  [Intentionally deleted.]

     37. Construction of Language: The captions appearing in this Lease are inserted for convenience and in no way define, limit, construe or describe the scope or intent of such paragraph. If any provision of this Lease shall ever be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this tease, and such other provisions shall continue in full force and effect.

     38.  Notice:

          (a) All rent and other payments required to be made by Tenant shall be payable to Landlord at the address set forth below, or at any other address as Landlord may specify from time to time by written notice.

          (b) All payments required to be made by Landlord to Tenant shall be payable to Tenant at the address set forth below, or at any other address within the United States as Tenant may specify from time to time by written notice.

          (c) Any notice or document required or permitted to be delivered by this Lease shall be deemed to be delivered (whether or not actually received) when: (i) deposited in the United States Mail, postage prepaid, certified mail, return receipt requested; (ii) deposited with a recognized overnight courier such as Federal Express or United Parcel Service; (iii) sent by facsimile transmission (with a confirmation copy to follow by either of the methods of delivery set forth above); or (iv) delivered by hand, addressed to the Landlord or Tenant at the respective addresses set out below with copies to the parties set forth below:

LANDLORD:                                  TENANT:
---------                                  -------

The Creaney & Smith Group                  ds distribution, inc.
925 Fell Street                            c/o drugstore.com, inc.

Baltimore, Maryland 21231                  13920 SE Eastgate Way, Suite 300
                                           Bellevue, Washington 98005

and:                                       copy to:
---                                        -------

The Northwestern Mutual                    General Counsel
Life Insurance Company                     drugstore.com, inc.
1133 29th Street, N.W., Suite 700          13920 SE Eastgate Way, Suite 300
Washington, D C. 20036                     Bellevue, Washington 98005
Attn:  William H. Norton
                                           and to:
                                           ------
                                           Marvin Garfinkel, Esq.
                                           Mesirov Gelman Jaffe
                                             Cramer & Jamieson
                                             1735 Market Street, Suite 3800
                                             Philadelphia, Pennsylvania 19103

     39. Agreement and Limitation of Warranties: It is expressly agreed by the parties, as a material consideration for the execution of this Lease, that the Lease, with the specific references to written extrinsic documents, is the entire agreement of the parties and supersedes all prior agreements or negotiations between the parties; and that there are, and were, no oral representations, warranties, understandings, stipulations, agreements or promises pertaining to this lease or the expressly mentioned written extrinsic documents not incorporated in writing in this Lease. Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability, habitability, fitness, for a particular purpose or of any other kind arising out of this Lease and there are no warranties which extend beyond those expressly set forth in this Lease. It is likewise agreed that this Lease may not be altered, waived, amended or extended except by an instrument in writing signed by both Landlord and Tenant. Notwithstanding anything to the contrary contained in this Lease, provided that there is no mortgage or deed of trust recorded among the land records with respect to the Premises, in no event shall Landlord have any obligation or incur any liability beyond the interest of Landlord in the Premises, including the rents, issues and profits therefrom, and Tenant shall look exclusively to such interest of Landlord in the Premises for the payment and discharge of any obligations imposed upon Landlord hereunder.

     40. Brokerage Commission: Landlord recognizes GMH Realty, Inc., Landlord's Broker, and Staubach Company of Pennsylvania, Tenant's Broker

(collectively, the "Brokers"), as the sole Brokers procuring this Lease and shall pay Brokers a commission therefor pursuant to a separate agreement between Brokers and Landlord. Landlord and Tenant each represent and warrant one to another that except as set forth herein, neither of them has employed any broker, agent, or finder in connection with this Lease. Landlord agrees to indemnify and hold Tenant harmless from any claim, or claim of or right to a lien under the Statutes of Pennsylvania or New Jersey relating to real estate broker liens, resulting from Landlord's acts or omissions for brokerage or other similar fees in connection with the Lease or the leasing of the Premises by Tenant and from and against all liabilities, costs, damages, and expenses that would result from any such claim in connection with the Lease or the leasing of the Premises by Tenant. Tenant agrees to indemnify and hold Landlord harmless from any claim, or claim of or right to a lien under the Statutes of Pennsylvania or New Jersey relating to real estate broker liens, resulting from Tenant's acts or omissions for brokerage or other similar fees, except for Tenant's employment of Tenant's Broker, in connection with the Lease or the leasing of the Premises by Tenant and from and against all liabilities, costs, damages, and expenses that would result from any such claim in connection with the Lease or the leasing of the Premises by Tenant.

     41. Waiver by Jury Trial: LANDLORD AND TENANT EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER, IN CONNECTION WITH OR INCIDENT TO, THIS LEASE AND ANY AND ALL AMENDMENTS AND SUPPLEMENTS HERETO, IN ANY WAY RELATED TO THE PREMISES OR THE MANAGEMENT OR OPERATION OF THE PREMISES, WHETHER IN CONTRACT, TORT OR OTHERWISE, AND AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY.

     42. Choice of Law: This Lease shall be governed by and construed in all respects in accordance with the laws of the State of New Jersey without regard to any conflict of laws principles.

     43. Forum Selection Clause. Landlord and Tenant agree that all disputes and matters whatsoever arising under, in connection with or incident to this Lease or the Premises shall be litigated, if at all, in and before a federal or state court located in the State of New Jersey to the exclusion of the courts of any other state or country.

     44. Authority. The individuals executing this Lease on behalf of Tenant each represent to Landlord that they are duly authorized to execute and deliver this

Lease on behalf of Tenant and to bind Tenant to the terms and provisions set forth herein.

     45. Right of First Offer. Tenant shall have a right of first offer to lease certain portions of the properties owned by Landlord and located within the Pureland Industrial Complex which are available for lease during the Term of this Lease, subject to any similar rights or options of other tenants existing on the date of this Lease, and subject to the following additional terms:

          (A) If either (i) Landlord receives a bona-fide request for a site visit or a written proposal for a lease with respect to any space which is in excess of 50,000 square feet and not occupied by a tenant on the Lease Commencement Date (defined herein), or (ii) the date upon which any space, which is occupied by a tenant as of the Lease Commencement Date, is to become vacant is known to Landlord with reasonable certainty (either of such respective spaces, the "Expansion Space"), Landlord shall deliver to Tenant a notice offering such space to Tenant (the "Expansion Availability Notice"). Such Expansion Availability Notice shall include (1) the date on which the Tenant may occupy such Expansion Space, (2) the Base Rent to apply to the Expansion Space, which Base Rent shall be at a per square foot rate which is equal to the greater of (i) the market rate in effect for comparable space in the area of the Premises at the time, or (ii) the rate of Base Rent for the remainder of the Term under the Lease, and (3) any other important terms upon which the Landlord is offering the Expansion Space to the Tenant.

          (B) In order to exercise its rights under this section, Tenant must give Landlord written notice of its election to accept the offer (the "Expansion Acceptance Notice") within 10 days after receiving the Expansion Availability Notice. In addition, if Tenant does not accept landlord's determination of the market rate of Base Rent contained in the Expansion Availability Notice, and only if Tenant states this fact in the Expansion Acceptance Notice, then Tenant shall have the right to have the market rate of Base Rent to apply to Tenant's leasing of the Expansion Space determined by a panel of 3 licensed real estate brokers or appraisers, one of whom shall be selected by Landlord within 5 days after delivery of the Expansion Acceptance Notice, one of whom shall be selected by Tenant within 5 days after delivery of the Expansion Acceptance Notice, and the third of whom shall be selected by the first two within 10 days after the first two are selected. Each broker or appraiser, within 10 days after the third such party is so selected, shall submit a determination of such market rate, and the average of the two closest determinations (or, if higher, the rate in effect with respect to the Premises) shall be binding on the parties for purposes of calculating rate applicable to the Expansion Space. Landlord and Tenant shall each pay the fee of the broker or appraiser selected by it and they shall share equally the payment of the fee of the third such party. If Tenant does not notify Landlord in the Expansion Acceptance Notice of its election to have the market rate determined by the independent panel, the rate set forth in the Expansion Availability Notice given under subsection (A) above shall be binding on the parties.

          (C) If Tenant timely accepts the Landlord's offer in accordance with subsection (B) above, then Tenant's leasing of the Expansion Space shall be under all terms of this Lease for the remainder of the Term, except that (i) the Base Rent shall be as determined in accordance with the provisions above, and
(ii) appropriate adjustments shall be made in the Tenant's Proportionate Share of Impositions and Operating Costs to reflect the addition of the Expansion Space to the Premises. Furthermore, within 15 days after the later of the Expansion Acceptance Notice or determination of the Base Rent to apply as described in subsection (A) or (B) above, the parties shall execute a written amendment to this Lease describing the addition of the Expansion Space to the Premises and setting forth the foregoing changes to this Lease.

          (D) Tenant shall lease the Expansion Space in accordance with all terms of this Lease, "as-is, where-is" and without warranty as to physical condition, environmental condition or any other matter whatsoever, for the period from the date the Tenant may occupy the Expansion Space as set forth in the Expansion Availability Notice to the expiration of the Term of the Lease.

          (E) If Tenant fails to give notice accepting the Landlord's offer by the time required above, or if at the time Tenant accepts such offer or at the time Tenant's lease of the Expansion Space becomes effective the Tenant is in default of any term of this Lease, then Tenant's right of first offer provided in this section with respect to the Expansion Space described in the Landlord's Expansion Availability Notice shall be automatically terminated and of no further force or effect, and Landlord shall have the right to lease such Expansion Space to any parties and upon any terms it sees fit.

     45.1 Expansion. Tenant shall have a right to require that the Landlord expand the Building at the Premises by an amount of approximately 75,000 square feet, subject to the availability of permits, zoning, building, fire and sprinkler codes, and all other legal requirements, in accordance with the following terms:

          (A) In order to exercise its rights under this section, Tenant must give Landlord written notice of its election to expand, which notice shall include a statement as to the proposed size, location and description of the expansion (the "Building Expansion"), on or before the 8th anniversary of the Rent Commencement Date. Upon such election by Tenant, the following shall apply:

          (1) Such election shall be deemed an election to exercise the then-applicable renewal option set forth in Section 3.1 hereof, except that the term of such renewal together with the remainder of the then-existing Term (and with respect to both the then-existing Premises and the Building Expansion) shall not be less than 7 years (with the understanding that the then-applicable renewal option set forth in Section 3.1 above shall be deemed exercised and the term of such renewal option extended to achieve such 7 year term), and except that the rent applicable to the existing Premises for any period in such term beyond the then-current Term shall be determined in accordance with the procedures set forth in Section 3.1.

          (2) The improvements to be constructed in connection with such expansion of the Premises shall be constructed in accordance with the terms and procedures set forth in Section 14 hereof with respect to the Tenant Improvements, except that relating to the Allowance.

          (3) The monthly Base Rent applicable to the Building Expansion shall be equal to that reflecting (i) amortization of the total cost of all building standard shell improvements (i.e., consistent with the Landlord's Work) which are part of the Building Expansion (including design, permitting, utility extensions, construction and the like) over a period of 20 years with interest at a rate which is 200 basis points in excess of the rate of interest then being paid on 10-year U.S. Treasury Bonds, and (ii) amortization of the total cost of all improvements beyond the building standard shell which are part of the Building Expansion (including design, permitting, utility extensions, construction and the like) over a period which is equal to the term of the Lease with interest at a rate of 10% per annum. In addition, appropriate adjustments shall be made in the Tenant's Proportionate Share of Impositions and Operating Costs to reflect the addition of the Building Expansion.

          (B) Within 30 days after the Tenant's notice exercising its right to the Building Expansion, the parties shall enter into a written amendment to this Lease setting forth the foregoing changes to this Lease.

     46.  Antenna, Auxiliary Power Supply and Parking Spaces.

          46.1 Antenna. Subject to Subparagraph 46.5, Landlord hereby grants to Tenant the right to install, replace, maintain and operate, at Tenant's sole cost and expense, one or more satellite antennas and the associated equipment required to operate such antennas (collectively, the "Antenna") at a location on the roof of the Building, as reasonably determined by Tenant and approved by Landlord, which approval shall not be unreasonably withheld or delayed. The Antenna is and shall remain the property of Tenant or Tenant's assignee, and may be removed by Tenant at any time or times. Tenant hereby warrants that the Antenna, and any equipment or construction related to its installation, maintenance or operation, shall in no way affect the structural integrity of the roof or cause the roof to leak.

          46.2 Auxiliary Power Supply. Subject to Subparagraph 46.5, Landlord hereby grants to Tenant the right to install, replace, maintain and upgrade, at Tenant's sole cost and expense, one or more auxiliary electric generators together with one or more above ground fuel storage tanks for the same (collectively, the "Auxiliary Power Supply") at a location or locations on the Premises (excluding the roof) as reasonably designated by Tenant and approved by Landlord, which approval shall not be unreasonably withheld or delayed. The Auxiliary Power Supply is and shall remain the property of Tenant or Tenant's assignee, and may be removed by Tenant at any time or times.

          46.3 Parking Spaces. The Premises shall have, as of the Rent Commencement Date, three-hundred twenty (320) parking spaces.

          46.4 Procedures. Plans and specifications for the installation and construction of each of the Antenna, Auxiliary Power Supply and Parking Spaces shall be prepared by Tenant and its architects and other contractors, and approved and signed by both Landlord and Tenant prior to the commencement of installation and construction. Installation and construction of each of the Antenna, Auxiliary Power Supply and Parking Spaces shall be subject to the general procedures set forth in Subsection 14.2 of this Lease.

          46.5 License Agreement. Each of the Antenna shall be subject to and governed by a separate license agreement in the form attached hereto as Exhibit F.

     47. Perpetuities. If the rule against perpetuities would invalidate this Lease or any portion hereof, or would limit the time during which this Lease shall be effective, due to the potential failure of an interest in property created herein to vest within a particular time, then notwithstanding anything to the contrary herein, each such interest in property must vests, if at all, before the passing of 21 years from the date of this Lease, or this Lease shall become null and void upon the expiration of such 21 year period and the parties shall have no further liability hereunder.

                     [SIGNATURES APPEAR ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease under seal, with the intention that it be a sealed instrument, as of the date first set forth above.

                              LESSOR:
                              ------

                              THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation

                              By: Northwestern Investment Management Company, a Wisconsin corporation, its wholly owned subsidiary and authorized representative

                              By:  \s\ Donald L. O'Dell    (SEAL)
                                   --------------------
                                   Donald L. O'Dell
                                   Managing Director


                              LESSEE:
                              ------

                              DS DISTRIBUTING, INC.,
                              a Delaware corporation


                              By:  \s\ Peter M. Neupert  (SEAL)
                                   --------------------
                                   Peter M. Neupert
                                   President and Chief Executive Officer


                              Attest:  \s\ Naomi J. Skudler  (SEAL)
                                       --------------------
                                       Naomi J. Skudler
                                       Its Assistant Secretary

                                  Exhibit "D"

                               GUARANTY OF LEASE
                               -----------------

     THIS GUARANTY OF LEASE ("Guaranty") is made as of the 30th day of August, 1999 by DRUGSTORE.COM, INC. ("Guarantor"), a Delaware corporation, having an address at 13920 SE East Gate Way, Suite 300, Bellevue, Washington 98005, for benefit of the NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY ("Landlord").

     WHEREAS, Guarantor has a direct financial interest or relationship with DS Distribution, Inc., the party named as Tenant under that Lease Agreement (the "Lease") between such Tenant and Landlord to which this Guaranty is attached.

     AND, WHEREAS, Guarantor has agreed to guarantee the duties, obligations and liabilities of the Tenant under the Lease as material inducement and consideration for Landlord to enter into the Lease with Tenant.

     NOW, THEREFORE, for good and valuable consideration, the Guarantor hereby agrees as follows:

     1. Guarantor directly and primarily guarantees the timely payment of any and all monetary obligations of the Tenant under the Lease, including but not limited to all base or minimum rent, percentage rent (if any), reimbursements or pass-through charges for taxes, insurance, maintenance, repairs and the like, any other additional rent, all costs and expenses (including reasonable attorneys' fees and other costs of collection), and any other charges. In addition, Guarantor hereby guarantees full and timely performance of all other terms, covenants or conditions to be performed under the Lease by Tenant. Furthermore, the Guarantor shall pay, reimburse and indemnify the Landlord for any and all damages, costs, out-of-pocket expenses (including reasonable attorneys' fees), losses and other liabilities arising or resulting from the failure of the Tenant to perform, satisfy or observe any of the terms or conditions of the Lease.

     2. The liability of the Guarantor hereunder is direct, immediate, absolute, continuing, unconditional and unlimited. In the event that two or more persons or entities shall be parties to this Guaranty, the liability of each such party shall be joint and several with the liability of the others.

     3. The Guarantor hereby consents and agrees, in advance, to any amendments or modifications to the Lease of any kind which may be agreed to by the Tenant, including but not limited to renewals or extensions of the term of the lease, increases or decreases of the rent payable under the lease, additions or removal of parties named in the lease, or any other changes. Moreover, this Guaranty, and Guarantor's obligations and liability hereunder, shall extend and apply to the Lease as so amended or modified.

     4. Any assignment, waiver, release, compromise, settlement, extension or other action of any kind by the Landlord with respect to the Tenant or the Lease shall not serve to affect or limit the obligations of the Guarantor with respect to the obligations of the Tenant under the Lease as the same may be modified or amended from time to time. This Guaranty shall remain in full force and effect, and the Guarantor shall remain fully liable hereunder, without regard to any receipt, disposition, application or release of any other security for the Lease by the Landlord.

     5. The Landlord shall not be required to pursue any remedies against the Tenant or any security deposit or other collateral as a condition to enforcement of this Guaranty. Guarantor shall not be discharged or released by reason of the discharge or release of the Tenant for any reason, including a discharge in bankruptcy, receivership or other proceedings.

     6. The Guarantor assumes all responsibility for keeping informed of the Tenant's financial condition and all other circumstances relating to the risk of nonperformance by Tenant under the Lease. The Guarantor agrees that Landlord shall have no duty to advise the Guarantor of information known to it regarding such risks or circumstances.

     7. The Guarantor subordinates to the Landlord's interest under the Lease any and all claims which the Guarantor has or may have against the Tenant by reason of subrogation for payments or performances under this Guaranty or claims for any other reason or cause. The Guarantor agrees not to assert any claim which it has or may have against the Tenant, including claims by reason of subrogation under this Guaranty, until such time as all payments and other obligations of the Tenant to the Landlord are fully satisfied and discharged.

     8. Guarantor hereby knowingly and intelligently waives any and all rights which it may have to request a jury trial in any action or proceeding, at law or in equity, on any matter arising with respect to this Guaranty or the Lease.

     9. This Guaranty is binding upon the Guarantor and all heirs, legal representatives, successors and assigns of the Guarantor, and this Guaranty shall inure to the benefit of the Landlord and its successors and assigns. No assignment or delegation by the Guarantor shall release the Guarantor of any obligations under this Guaranty.

     IN WITNESS WHEREOF, the Guarantor has duly signed this Guaranty on the date stated above.

GUARANTOR:                                               DRUGSTORE.COM, INC.

[signature illegible]                         By: /s/ Peter M. Neupert
-------------------------------------------       Name: Peter M. Neupert
Witness                                           Title:  Chairman of the Board
                                                          President and CEO


STATE OF WASHINGTON,
COUNTY OF KING     :

     I HEREBY CERTIFY, that on this 1st day of September, 1999, before me, the subscriber, a Notary Public of the State of Washington, personally appeared Peter M. Neupert, known to me (or satisfactorily proven) to be Chairman of the Board, President and CEO of DRUGSTORE.COM, INC., party to the foregoing Guaranty of Lease, and acknowledged that he, being authorized to do so, executed the same for the purposes therein contained.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                   \S\ Nancy J. Thygesen
                              ---------------------------------------
                                              Notary Public

                              My commission expires:

                              March 30, 2001
                              ---------------------------------------